FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee	62-1543819
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300, Memphis, Tennessee 38138
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-60285
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
% Series F Cumulative Redeemable Preferred Stock, par value $.01 per share (liquidation preference $25 per share)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

NOT APPLICABLE
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered

A description of the     % Series F Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Registrant is contained in a Rule 424(b) Preliminary Prospectus Supplement supplementing the Registrant’s Registration Statement filed on Form S-3 on September 9, 1998 (No. 333-60285), which Preliminary Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.

Item 2.    Exhibits

The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part I to the Instructions as to Exhibits on Form 8-A, are filed herewith and have been duly filed with the New York Stock Exchange:

4.1	Form of Articles of Amendment to the Amended and Restated Charter Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock.

4.2*	Specimen Share Certificate for % Series F Cumulative Redeemable Preferred Stock.

4.3*	Definitive Articles of Amendment to the Amended and Restated Charter Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock.

* To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

/s/ SIMON R.C. WADSWORTH
By: Simon R.C. Wadsworth Title: Chief Financial Officer